                                                                   Exhibit 10.23





                                OPTION AGREEMENT

                        (WITH ASSET PURCHASE SUPPLEMENT)



                                     BETWEEN



                      DIRECT GENERAL INSURANCE AGENCY, INC.



                                       AND



                              LR3 ENTERPRISES, INC.

                                       AND

                          MAITLAND UNDERWRITERS, INC.,





                                 AUGUST 16, 1999

                                    CONTENTS

 SECTION                        SECTION HEADINGS                             PAGE NO.
 -------                        ----------------                             --------
              Recitals...........................................................1

     1.       Purchase Option....................................................2

     2.       Purchase Price.....................................................3

     3.       Exercise Date......................................................3

     4.       Transferred Assets.................................................3

     5.       Obligation to Sell Transferred Assets..............................4

     6.       Conduct of Cash Register...........................................4

     7.       Prohibited Transactions............................................4

     8.       Access to Financial and Other Information..........................5

     9.       Termination........................................................6

     10.      Schedule A.........................................................7

     11.      Non-Compete During Option Period...................................7

     12.      Board Approvals....................................................7

     13.      Miscellaneous Provision............................................8

         a.   Modification.......................................................8

         b.   Notices............................................................8

         c.   Assignment.........................................................9

         d.   Governing Law.....................................................10

         e.   Severability......................................................10

         f.   Counterparts......................................................10

         g.   Headings..........................................................10

         h.   Entire Agreement..................................................10

         i.   Confidentiality...................................................10

              Signatures........................................................13

              Schedule A:      List of Names and Addresses of the Agencies

              Supplement:      Asset Purchase Supplement, providing additional
                               terms and provisions and will govern the
                               consummation of the purchase and sale of assets
                               upon Purchaser's exercise of the Option (the
                               Supplement contains its own Contents page.)

                                OPTION AGREEMENT

         THIS OPTION AGREEMENT, including all schedules, supplements, and exhibits (referred to herein collectively as this "Agreement") is dated as of August 16, 1999 between Direct General Insurance Agency, Inc. ("Purchase"), a Tennessee corporation; and LR3 Enterprises, Inc., a Florida corporation ("LR3"), Maitland Underwriters, Inc, a Florida corporation ("Maitland"), and each of the Cash Register Auto Insurance Agencies, Friendly Auto Insurance Agencies, and Insurance Options Agencies that are identified on Schedule A to this Agreement, each a Florida corporation (referred to herein collectively as the "Agencies"); (LR3, Maitland, and the Agencies are sometimes referred to herein collectively as the "Sellers"). For the purposes of this Agreement, the "Agencies" shall include any and all additional insurance agencies that the Sellers may establish or acquire prior to the consummation of this Agreement, as though such view agencies had been listed on Schedule A.

                                   WITNESSETH:

         WHEREAS, Direct General Insurance Company, a Tennessee-domiciled property and casualty insurer, also authorized in the State of Florida ("DOIC") and Maitland Underwriters, Inc an affiliated Florida-licensed managing general agent have entered into a managing general agent agreement of even date herewith (the "MGA Agreement"), pursuant to which Maitland, through the Agencies, will sell automobile insurance policies and perform certain other MGA functions on behalf of DGIC in accordance with the terms of the MGA Agreement; and

         WHEREAS, Direct General Financial Services, Inc. ("DGFS") a Tennessee-domiciled premium finance company, also authorized in the State of Florida and LR3 and Maitland have entered into a premium finance agreement of even date herewith (the "Premium Finance Agreement") pursuant to which the business generated under the MGA Agreement will be financed with DGFS to the extent customers desire premium financing; and

         WHEREAS, in connection with said MGA Agreement and Premium Finance Agreement, Sellers desire to grant to Purchaser an exclusive option to purchase the agency related assets of the Sellers, including, all business on the books of the Agencies at the time of consummation of such purchase; and

         WHEREAS, Sellers and Purchaser desire to set forth in this Agreement the terms of said option, including detailed provisions that will govern the transfer of such assets upon the consummation of Purchaser's exercise of the option granted under this Agreement;

         NOW THEREFORE, in partial consideration for the commission rate and other terms of the MGA Agreement and the Premium Finance Agreement, and in further consideration for the mutual promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, Purchaser and Sellers, intending to be legally bound, hereby agree as follows:

1. Purchase Option. Sellers irrevocably grant to Purchaser the exclusive right to purchase (the "Option") the Transferred Assets (defined below), which Sellers use to conduct their automobile insurance and ancillary products sales and service business throughout the State of Florida, for the Purchase Price (defined below), said Option being exercisable by Purchaser in accordance with this Agreement.

2. Purchase Price. If Purchaser elects to exercise the Option granted hereunder, the aggregate purchase price payable to Sellers (allocation among Sellers to be determined by LR3) for the Transferred Assets shall be an amount of cash equal to twelve and one-half percent (12.5%) of the aggregate net written premium (less any liabilities assumed by Purchaser) written by the Agencies on behalf of DOIC and any third-party insurers, including the net written premium for all ancillary products, during the twelve (12) months immediately preceding the Closing Date of the asset purchase.

3. Exercise Date. The Option shall become exercisable on the third anniversary of the Operational Date as defined in the MGA Agreement (the "Exercise Date"). Purchaser may exercise the Option by delivering written notice to LR3 (the "Notice") at any time on or before ninety
         (90) days prior to the Exercise Date, in accordance with the notice provision of this Agreement.

4. Transferred Assets. The assets that Purchaser may acquire by exercising the Option shall consist of the "Transferred Assets" as such term is defined in the Asset Purchase Supplement (the "Supplement") attached hereto, and incorporated by reference herein and made an integral part of this Agreement.

5. Obligation to Sell Transferred Assets. The parties expressly intend that the obligation of Sellers to sell the Transferred Assets to purchaser becomes final and enforceable upon the execution and delivery of this Agreement, subject only to (i) the exercise of the Option by Purchaser (ii) the termination of this Agreement as provided herein, and (iii) such conditions or contingencies that are expressly provided in this Agreement or the Supplement.

6. Conduct of Cash Register. Before the expiration of the Option, except as permitted by the prior written consent of Purchaser, but without creating any liability, commitment, or obligation of Purchaser, Sellers shall comply with Section 5.2 of the Supplement.

7.       Prohibited Transactions.

         a. Exclusivity. Before the expiration of the Option, except as permitted by the prior written consent of Purchaser, but without creating any liability, commitment, or obligation of Purchaser, Sellers shall not directly or indirectly, in any way, contact, initiate, enter into, or conduct any discussions or negotiations, or enter into any agreements, whether written or oral, with any person or entity with respect to the sale of any of the Transferred Assets or any shares of the capital stock of the Agencies or a merger or consolidation of LR3 or Maitland with any other entity. This paragraph shall not limit the Sellers' ability to sell immaterial amounts of assets in the ordinary course of business.

         b. Long-Term Contracts. During the term of this Agreement, without the written consent of Purchaser, Sellers will not enter into or renew any facility or equipment lease agreement for a term greater than three (3) years. During the third year of this Agreement, Sellers will not enter into or renew any form of advertising contract, or any other agreement that could materially affect the Transferred Assets (other than facility or equipment leases), if such contract or agreement has a term greater than one year.

         c. Third Party Producer Agreements. During the term of this Agreement, without the written consent of Purchaser, Sellers will not enter into or renew any sales, producer, or agent agreement with any agency, managing general agent, insurer, broker, or other entity, pursuant to which Sellers would not obtain exclusive rights to all renewals and the exclusive control of renewal solicitations for all business written by or through such agencies under such agreement,

         d. Control of Cash Register. Notwithstanding anything in this Agreement to the contrary, the parties acknowledge that until Purchaser exercises the Option and the closing for the asset purchase transaction has been consummated, the responsibility for conducting the business affairs of the Agencies shall remain exclusively with the current management of Sellers.

8.       Access to Financial and Other Information.

         a. So long as the Option has not expired and this Agreement has not been terminated, LR3 shall provide on a confidential basis financial, premium volume and such other information about the Agencies, the Business (as defined in the Supplement), and the Transferred Assets, as Purchaser may reasonably request. LR3 will promptly advise Purchaser of, and provide detailed information with respect to, any formal audit or examination of, and any administrative action taken against, any of the Sellers, by the

                  Florida Department of Insurance or any other regulatory agency. Purchaser shall maintain any such information in confidence and shall use it only for the purposes contemplated within this Agreement.

         b. Within thirty (30) days from the Effective Date of this Agreement, LR3 shall provide to Purchaser the following Schedules required by the Supplement, completed as of the Effective Date: Schedules 1.1(a); 1.1(b); 1.1(f); 1.1(g); 3.11; and 3.14. Thereafter, during the term of this Agreement, LR3 shall update such Schedules to be complete and accurate as of each December 31st and deliver to Purchaser by the following February 1st. If Purchaser delivers the Notice, then LR3 shall update such Schedules to be complete and accurate as of the Closing Date and deliver the revised Schedules to Purchaser no fewer than five (5) business dates prior to the Closing Date. Any changes to the original Schedules shall be clearly indicated on the revised Schedules.

9. Termination. This Agreement may be terminated by Purchaser at any time before Purchaser delivers the Notice. This Agreement shall terminate and the Option shall expire at 11:59 p.m., Nashville time, on the Exercise Date, unless prior to such date and time Purchaser has delivered the Notice to LR3. Termination of this Agreement shall have no effect on the MGA Agreement or Premium Finance Agreement, the terminations of which shall be governed by their own terms; provided, however, that this Agreement shall terminate automatically and the Option shall simultaneously expire if Maitland or Direct General Insurance Company terminates the MGA Agreement in accordance with the terms of the MGA Agreement; provided further that if the duration of the MGA Agreement is extended under Section 12.04 thereof, then the duration of this Agreement and the Option shall be likewise extended.

10. Schedule A. LR3 represents that Schedule A to this Agreement is a list of the names and addresses of all of the entities through which Sellers conduct their automobile insurance and ancillary products sales and service business throughout the State of Florida. All voting capital stock of each entity identified on Schedule A is wholly owned by LR3, unless otherwise indicated. All of the Transferred Assets are owned, leased, or otherwise under the control of LR3, Maitland or one or more of the Agencies identified on Schedule A.

11. Non-Compete During Option Period. Until the Option is exercised, expires or is terminated: (i) Purchaser shall not open or acquire, directly or indirectly, any nonstandard automobile insurance agency within a radius often (10) miles of any Agency; and (ii) LR3 or Maitland shall not open or acquire, directly or indirectly, any nonstandard automobile insurance agency within a radius of one (1) mile of any existing Agency or agency office of Purchaser.

12.      Board Approvals.

         a. On or prior to the execution of this Agreement, Purchaser shall have delivered to LR3 a certified copy of resolutions of the board of directors of Purchaser granting final authorization for Purchaser to enter into this Agreement (including the Supplement hereto) and to consummate the transactions contemplated by this Agreement and said

                  Supplement, subject only to the conditions set forth herein and therein and to any additional conditions, acceptable to LR3, expressly set forth in such resolutions.

         b. On or prior to the execution of this Agreement, LR3 shall have delivered to Purchaser certified copies of resolutions of the board of directors of each Seller, and to the extent the Transferred Assets will represent all or substantially all of the assets of any Seller, certified copies of resolution of the shareholder(s) of any such Seller(s), granting final authorization for the Sellers to enter into this Agreement (including the Supplement hereto) and to consummate the transaction contemplated by this Agreement and said Supplement, subject only to the conditions set forth herein and therein and to any additional conditions, acceptable to Purchaser, expressly set forth in such resolutions.

13.      Miscellaneous Provision.

         a. Modification. This Agreement may not be amended or modified in any way except by a written document signed by the parties who are affected by such amendment or modification.

         b. Notices. The Notice and all other notices, requests, demands, and other communications required or permitted hereunder shall be in writing and shall be deemed to have been given (i) when sent by facsimile with confirmation; (ii) when received from an overnight courier or by other method of hand delivery; or
                  (iii) on the third business day after being mailed certified or registered U.S. mail with postage prepaid as follows:

                  (1)      If to Purchaser, to:

                           Direct General Insurance Agency, Inc.

                           1281 Murfreesboro Road, Suite 5-01

                           Nashville, TN 37217

                           FAX: (615) 366-3722

                           ATTENTION: President

                  (2)      If to LR3, Maitland or the Agencies to:

                           LR3 Enterprises, Inc.

                           1535 N. Maitland Avenue

                           Maitland, FL 32751

                           FAX: (407)260-2207

                           ATTENTION: Jon Register

         c. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, and permitted assigns, but neither this Agreement nor any of the rights, interest, or obligations hereunder shall be assigned by either of the parties hereto without the prior written consent of the other party; provided, however, that Purchaser may assign all or a portion of its rights, interest, or obligations hereunder to any affiliate that now or hereafter controls, is controlled by, or under common control with, Direct General Corporation; provided, however, that any such assignment by Purchaser shall not relieve Purchaser of its liabilities to Seller under this Agreement. (For this paragraph, Sellers are deemed to be one "party.")

         d. Governing Law. This Agreement and the legal relations between the parties hereto shall be governed by, and construed in accordance with, the laws of the State of Florida, without reference to the conflict of laws principles thereof.

         e. Severability. In the event any part(s) of this Agreement should be adjudged invalid or unenforceable, such adjudication shall in no manner affect the other parts, which shall remain in full force and effect as if the part(s) so declared or adjudged invalid were not originally a part hereof.

         f. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement will be deemed binding and in effect if counterparts are signed by the parties and delivered by facsimile, provided that the parties exchange originally signed counterparts by U.S. Mail or overnight courier.

         g. Headings. The headings contained in this Agreement are inserted for convenience only and shall not constitute a part hereof.

         h. Entire Agreement. This Agreement, including any schedules, supplements, exhibits and other documents referred to herein, including, without limitation, the MGA Agreement, the Premium Finance Agreement, and the Supplement, embodies the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersedes all prior agreements and understandings between the parties with respect to such subject matter, including, by way of illustration and not by limitation, any term sheet or letter of intent previously agreed to by the parties.

         i. Confidentiality. In connection with this Agreement, and until the Option expires or is exercised hereunder, each party has provided, and intends to provide to the other, information about their respective business affairs, financial condition, computer information systems, corporate and management structure, and other confidential and proprietary information ("Information"). The term "Information" shall include any form of communication between the parties, including without limitation, written documents, software programs, electronically stored data, and oral presentations and discussions. The term "Information" includes this Agreement, its contents, and the fact that this Agreement has been entered into between the parties.

                  Each party will keep the Information provided by the other party in confidence and will not use such Information for any purpose other than as contemplated by this Agreement. Each party will not copy the Information provided by the other party, or disclose or allow disclosure of such Information to any other person, except that each party may disclose such Information to its officers, directors, employees, independent contractors, affiliates, or independent auditors ("Representatives") and applicable regulatory authorities (upon the request of such authorities), who have a need to know the Information for the purpose of implementing this Agreement or auditing or regulating the affected party.

                  The term "Information" shall not include any information:

                  (i) which at the time disclosed to or obtained by either party is available generally to the public;

                  (ii) which becomes available generally to the public through no act or omission by either party in violation of this provision;

                  (iii) which either party demonstrates was received by it from a third party, who had no confidentiality obligations to the other party with respect thereto;

                  (iv) which is required, under advice of counsel, to be disclosed by law or court order, or in connection with litigation or arbitration brought by either party to enforce this Agreement; or

                  (v) following the lapse of one year from the Exercise Date or from the date this Agreement is terminated as provided hereunder; provided that the prohibition against disclosing the Purchase Price shall not lapse.

                  Upon the execution of this Agreement, at the request of LR3 or Purchaser, the parties may, individually or jointly issue a press release describing the Option and any related transactions. The language of any such press release(s) shall be mutually agreed between the parties. After such initial press release(s), except as and to the extent required by law or regulation, as advised by counsel, without the prior written consent of the other party, neither Purchaser, nor Sellers will, and they will direct their Representatives not to make, directly or indirectly, any public comment, statement or communication with respect to, or otherwise to disclose or to permit the disclosure of the existence of the Option or any of the terms, conditions or other provisions of this Agreement; other than to repeat the information disclosed in the foregoing initial press release(s).

         IN WITNESS WHEREOF, the parties have signed this Agreement as of the date first above written.

                                              DIRECT GENERAL INSURANCE
                                              AGENCY, INC.


                                    By:       /s/ Kurt G. Schreiber
                                              ----------------------------------
                                    Name:     Kurt G. Schreiber
                                    Title:    Vice Chairman
Attest:


/s/ Constance A. Collins
-------------------------------
Name: Constance A. Collins

                                              LR3 ENTERPRISES, INC. on behalf of
                                              itself and each of the Agencies,
                                              as defined in this Agreement.


                                    By:       /s/ Lloyd E. Register, III
                                              ----------------------------------
                                    Name:     Lloyd E. Register, III
                                    Title:    President
Attest:


/s/ Ronald F. Wilson
-------------------------------
Name: Ronald F. Wilson

                                              MAITLAND UNDERWRITERS, INC.


                                    By:       /s/ Lloyd E. Register, III
                                              ----------------------------------
                                    Name:     Lloyd E. Register, III
                                    Title:    President
Attest:


/s/ Ronald F. Wilson
-------------------------------
Name: Ronald F. Wilson

                                    LLOYD E. REGISTER, III
                                    [Solely for the purpose of the non-
                                    competition (Section 8.8) and
                                    indemnification (Section 9.1) provision
                                    in the Supplement hereto]


                                    /s/ Lloyd E. Register, III
                                    --------------------------------------------
                                    Lloyd E. Register, III


Witness:


/s/ Ronald F. Wilson
-------------------------------
Name: Ronald F. Wilson


                                    LLOYD E. ("JON") REGISTER, IV
                                    [Solely for the purpose of the non-
                                    competition (Section 8.8) provision in the Supplement hereto]

                                    /s/ Lloyd E. Register, IV
                                    --------------------------------------------
                                    Lloyd E. Register, IV

Witness:


/s/ Ronald F. Wilson
-------------------------------
Name: Ronald F. Wilson

                        DIRECT GENERAL INSURANCE COMPANY
                              Nashville, Tennessee


                                 January 9, 2001


VIA FACSIMILE AND U.S. MAIL
---------------------------
Maitland Underwriters, Inc.
LR3 Enterprises, Inc.
1535 North Maitland Avenue
Maitland, Florida 32751

Attention:   Jon Register
Facsimile:   (407) 260-2207

Dear Jon:

         This letter reflects recent conversations between Lloyd Register, William Adair, Barry Elkins, and yourself regarding certain proposed modifications to our arrangement. Our agreement expressed in this letter is intended to modify the Florida Managing General Agency Agreement effective August 16, 1999, by and between Direct General Insurance Company and Maitland Underwriters, Inc. (the "MGA Agreement") and the Option Agreement dated as of August 16, 1999, between Direct General Insurance Agency, Inc. and LR3 Enterprises, Inc., Maitland Underwriters, Inc. (the "Option Agreement") and each of the Agencies identified on Schedule A to the Option Agreement. Capitalized terms used in this letter agreement have the same definitions ascribed to them in the MGA Agreement and Option Agreement, respectively.

         MGA Agreement

         Section 12.01. Term. The Term of the MGA Agreement, as defined in
Section 12.01 thereof, shall be extended by the number of days necessary for the MGA to produce net written premiums on behalf of the Company equal to $8,100,000, less net written premiums produced on behalf of the Company for the three-month period October 1, 2000 through December 31, 2000, as determined by the records of the Company established in its normal course of business. Provided, however, that in no event shall the Term of the MGA Agreement be extended beyond January 31, 2003.

         Option Agreement

         Section 3. Exercise Date. The Exercise Date, as defined in Section 3 of the Option Agreement, shall be extended through the date on which the Term of the MGA Agreement is extended under the preceding paragraph. In addition, the second sentence of Section 3 is replaced with the following: "Purchaser may exercise the Option by delivering written notice to LR3 (the "Notice") at any time on or before October 1, 2002, in accordance with the notice provision of this Agreement." Furthermore the Closing Date, as defined in Section 2.1 of the Asset Purchase Supplement to the Option Agreement, is the same date as the Exercise Date, as defined in the

Option Agreement. Thus, our extension of the Exercise Date under the Option Agreement automatically extends the Closing Date.

         Section 2. Purchase Price. Because of our agreed upon extension of the Exercise Date ads described above, the Exercise Date will likely occur during the middle of a month. Therefore, we have agreed that as used in the last sentence of Section 2, the phrase "during the twelve (12) months immediately preceding the Closing Date" shall be interpreted a follows: the "twelve (12) months" shall be the twelve (12) calendar months preceding the Closing Date that end on the last day of the calendar month that immediately precedes the Closing Date. For example, the Closing Date turns out to be December 12, 2002, then the "twelve (12) months" used to calculate the purchase price under the Option Agreement would be the twelve (12) calendar months that end on November 30, 2002.

         Section 9. Termination. Because of our agreed upon extension of the Exercise Date as described above, we noted that the automatic termination of the Option Agreement and expiration of the Option that are provided in Section 9, shall likewise be extended in conformity with the extended Exercise Date.

         Furthermore, the intent of the parties as expressed in this letter shall, if necessary, be applied to other provisions of the MGA agreement and Option Agreement (including the Asset Purchase Supplement) that are affected by the terms of this letter, even if such provisions have not been specifically referenced in this letter. All other provisions of the MGA Agreement and Option Agreement that are not affected by the terms of this letter shall remain in full force and effect.

         If the foregoing accurately reflects our understanding, please sign in the space provided below and return a fully executed copy of this letter agreement to my attention. Thank you.

                                DIRECT GENERAL INSURANCE COMPANY


                                By:  /s/ Barry D. Elkins
                                     ------------------------------------------
                                     Barry D. Elkins
                                     Vice President and Chief Financial Officer




                                DIRECT GENERAL INSURANCE AGENCY, INC.


                                By:  /s/ Barry D. Elkins
                                     ------------------------------------------
                                     Barry D. Elkins
                                     Vice President and Chief Financial Officer

ACKNOWLEDGED AND AGREED TO as
of the date of this letter:

LR3 ENTERPRISES, INC. (including the Agencies as defined in the Option
Agreement)


By:  /s/ Lloyd E. Register, IV
     ------------------------------------
     Name:  Lloyd E. Register, IV
     Title: Vice President



     MAITLAND UNDERWRITERS, INC.


By:  /s/ Lloyd E. Register, IV
     ------------------------------------
     Name:  Lloyd E. Register, IV
     Title: Vice President




cc: Jed Berman, Esq.
(fax only: 407-644-4128)

                        DIRECT GENERAL INSURANCE COMPANY
                              Nashville, Tennessee

                                February 20, 2002


VIA FACSIMILE AND U.S. MAIL
---------------------------
Maitland Underwriters, Inc.
LR3 Enterprises, Inc.
153 5 North Maitland Avenue
Maitland, Florida 32751

Attention: Jon Register
Facsimile: (407) 260-2207

Dear Jon:

         This letter agreement reflects recent conversations between you and William Adair and me regarding certain proposed modifications to our arrangement in Florida. Our agreement expressed in this letter is intended to modify each of the following:

         (i) Florida Managing General Agency Agreement effective August 16, 1999, by and between Direct General Insurance Company ("DGIC") and Maitland Underwriters, Inc. (the "MGA Agreement");

         (ii) Option Agreement dated as of August 16, 1999, between Direct General Insurance Agency, Inc. ("DGIA") and LR3 Enterprises, Inc., Maitland Underwriters, Inc. (the "Option Agreement", including the Asset Purchase Supplement attached thereto) and each of the Agencies identified on Schedule A to the Option Agreement; and

         (iii) Premium Finance Services Agreement effective August 16, 1999, by and between Direct General Financial Services, Inc., and LR3 Enterprises, Inc., Maitland Underwriters, Inc., (the "Premium Finance Agreement") and each of the Florida-based insurance agencies whose name is listed on Schedule A to the Premium Finance Agreement.

In addition, all parties intend for this letter agreement to supercede and replace in its entirety that certain letter agreement dated January 9, 200 1 between our two organizations (the "Prior Letter Agreement"). Unless otherwise defined in this letter agreement, capitalized terms used in this letter have the same definitions ascribed to them in the MGA Agreement and Option Agreement, respectively.

         PRIOR LETTER AGREEMENT

         The Prior Letter Agreement shall be terminated effective as of November 1, 2001 and shall no longer be enforceable or have any effect.

         MGA AGREEMENT

         Schedule C. commission Schedule. For policies effective as of November 1, 2001, the Operational Commission Rate shall be reduced from 22.5% to 19.5% for each of Private Passenger Automobile Liability and Physical Damage. If DGIA decides not to exercise the Option or if the Option Agreement is otherwise terminated in accordance with the Option Agreement, then DGIC may withhold commissions payable to MGA from the date of Notice of such decision or termination of the Option Agreement through the termination date of the MGA Agreement until the aggregate amount withheld is equal to the aggregate amount of the Purchase Price Deposit paid by DGIA under the Option Agreement, as provided in the amendment to the Option Agreement set forth below. If for any reason there are insufficient commissions payable to MGA to equal the aggregate amount of DGIA's Purchase Price Deposit, then upon the termination date of the MGA Agreement, LR3 or MGA shall pay to DGIC any such shortfall amount in full as soon as possible, but in no event more than fifteen (15) business days after such termination date. All such funds withheld by, or paid to, DGIC for the purpose of refunding DGIA's Purchase Price Deposit shall be remitted by DGIC to DOIA.

         Section 12.01. Term. The first sentence of this Section shall be revised to read as follows (modification is in italics):

         "The initial term of this Agreement shall commence on the Effective Date, and, including the Trial Period, terminate on the fourth anniversary of the Operational Date, unless terminated earlier as set forth in Article 13 below."

Because the Operational Date was November 1, 1999, the effect of this revision to Section 12.01 is that the term of the MGA Agreement shall terminate on November 1, 2003.

         OPTION AGREEMENT

         Section 3. Exercise Date. The first sentence of this Section shall be revised to read as follows (modification is in italics):


         "The Option shall become exercisable on the fourth anniversary of the Operational Date as defined in the MGA Agreement (the "Exercise Date")."

The effect of this revision to Section 3 is that the Exercise Date under the Option Agreement becomes November 1, 2003. Furthermore, the Closing Date, as defined in Section 2.1 of the Asset Purchase Supplement to the Option Agreement, is the same date as the Exercise Date, as defined in the Option Agreement. Thus, our extension of the Exercise Date under the Option Agreement automatically extends the Closing Date to November 1, 2003.

         Section 2. Purchase Price. The following new paragraph shall be added to Section 2:

                  "Effective as of November 1, 2001, DGIA shall pay a refundable "Purchase Price Deposit" to LR3 on behalf of LR3 and the other Sellers under the Option Agreement. The Purchase Price Deposit shall be paid on a monthly basis and shall be calculated in an amount equal to three percent (3%) of the net written premiums of the automobile insurance business written by the Agencies on behalf of DGIC in Florida during the period beginning November 1, 2001 (i.e., policies with an effective date of November 1, 2001) and ending on the Closing Date. The amount of the purchase price calculated in accordance with the formula described above shall be reduced by an amount equal to the aggregate Purchase Price Deposit paid by DGIA to LR3 or Maitland as of the Closing Date. The parties acknowledge that in the event the Option expires or is terminated for any reason, the aggregate amount of the Purchase Price Deposit paid by DGIA shall be refunded in the manner set forth on amended Schedule C of the MGA Agreement."

         Section 9. Termination. Because of our agreed upon extension of the Exercise Date to November 1, 2003 as described above, the automatic termination of the Option Agreement and expiration of the Option that are provided in
Section 9 of the Option Agreement, shall likewise be extended to November 1, 2003 in conformity with the extended Exercise Date.

         Section 1.5 of the Asset Purchase Supplement to the Option Agreement. Proceeds at Closing. In clause (ii) of this Section 1.5, the word "third" shall replace the word "second" to reflect the intent of the parties with respect to identifying the twelve-month period of cancellations that will be used to calculate the estimated amount of unearned commissions to be used in calculating the amount of the proceeds to be paid by Purchaser at the Closing, as provided in this Section 1.5.

         PREMIUM FINANCE AGREEMENT

         Section 3. Term. The first sentence of this Section shall be revised to read as follows (modification is in italics):

         "The initial term of this Agreement shall commence on the Effective Date, and, including the Trial Period (as defined in the MGA Agreement), terminate on the fourth anniversary of the Operational Date (as defined in the MGA Agreement), unless terminated earlier as set forth in Section 12 below."

The effect of this revision to Section 3 is that the term of the Premium Finance Agreement shall terminate on November 1, 2003 in conformity with the above described modifications to the MGA Agreement and Option Agreement.

         Furthermore, the intent of the parties to modify their relationship as expressed in this letter agreement shall, if necessary, be applied to conform other provisions of the MGA Agreement, Option Agreement (including the Asset Purchase Supplement) and the Premium Finance Agreement that are affected by the terms of this letter, even if such provisions have not been specifically referenced in this letter. All other provisions of the MGA Agreement, Option Agreement (including the Asset Purchase Supplement) and the Premium Finance Agreement that are not affected by the terms of this letter agreement shall remain in full force and effect.

         If the foregoing accurately reflects our understanding, please sign in the space provided below and return a fully executed copy of this letter agreement to my attention. Upon your execution and return of this letter agreement, its terms shall be deemed effective as of November 1, 2001.


                         DIRECT GENERAL INSURANCE COMPANY

                         By:  /s/ Barry D. Elkins
                              -------------------------------------------------
                              Barry D. Elkins
                              Senior Vice President and Chief Financial Officer


                         DIRECT, GENERAL INSURANCE AGENCY, INC.

                         By:  /s/ Barry D. Elkins
                              -------------------------------------------------
                              Barry D. Elkins
                              Senior Vice President and Chief Financial Officer


                         DIRECT GENERAL FINANCIAL SERVICES, INC.

                         By:  /s/ Barry D. Elkins
                              -------------------------------------------------
                              Barry D. Elkins
                              Senior Vice President and Chief Financial Officer

ACKNOWLEDGED AND AGREED TO as of the date of this letter, the terms of which are effective as of November 1 , 2001:

LR3 ENTERPRISES, INC. (including the Agencies as defined under the Option Agreement and the Premium Finance Agreement)


By:  /s/ Lloyd E. Register, IV
     -----------------------------------
     Name:  Lloyd E. Register, IV
     Title: V.P.............

MAITLAND UNDERWRITERS, INC.

By:  /s/ Lloyd E. Register, IV
     -----------------------------------
     Name:  Lloyd E. Register, IV
     Title: V.P.............






cc:  Jed Berman, Esq.
     (fax only: 407-644-4128)